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EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3) pertaining to (i) the AboveNet Warrants and (ii) the Company's Secondary and Debt Offering and (Form S-8) Pertaining to the (i) Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan and (ii) Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan, (iii) the AboveNet Communications, Inc. 1998 Stock Incentive Plan, the AboveNet Communications, Inc. 1997 Stock Plan and the AboveNet Communications, Inc. 1996 Stock Option Plan and employment and consulting agreements and (iv) the SiteSmith, Inc. 2000 Executive Stock Incentive Plan and SiteSmith, Inc. 1999 Stock Plan of our report dated March
5, 2001 with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                             Ernst & Young LLP



New York, New York
March 30, 2001